As filed with the Securities and Exchange Commission on November 24, 2008.

File No. 333-155534

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

Post Effective Amendment No. 1 to

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FORCE PROTECTION, INC.

(Exact Name of Registrant as Specified in Its Charter)

NEVADA	84-1383888
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

9801 Highway 78, Building No. 1, Ladson, South Carolina, 29456

(Address of Principal Executive Office)( Zip Code)

FORCE PROTECTION, INC.

2008 STOCK PLAN

(Full title of the plan)

Lenna Ruth Macdonald

Force Protection, Inc.

9801 Highway 78, Building No. 1

Ladson, South Carolina, 29456

(Name and address of agent for service)

(843) 574-7000

(Telephone Number, including area code, for agent for service)

Copy to:

John J. Concannon, Esq.

Bingham McCutchen LLP

One Federal Street

Boston, Massachusetts  02110

Telephone:  (617) 951-8000

Facsimile:  (617) 951-8736

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to Registration Statement Form S-8 is being filed to correct the consent of Jaspers & Hall and the incorporation by reference of their report dated June 5, 2007 regarding the consolidated financial statements of Force Protection, Inc. as of and for the years ended December 31, 2006 and 2005 included in Force Protection’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 filed with the Securities and Exchange Commission.  Other than in Part II, Item 8, Exhibits, no other information has been amended in this Amendment No. 1 to Registration Statement on Form S-8 from the original Registration Statement on Form S-8 filed with the Securities and Exchange Commission on November 21, 2008.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information. *

Item 2.  Registrant Information and Employee Plan Annual Information. *

*  Information required by Part I to be contained in the Section 10(a) Prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and in accordance with the Introductory Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference into this Registration Statement:

(a)          The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2007 filed on September 15, 2008;

(b)         All other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s annual report referred to in (a) above; and

(c)          The section entitled “Description of Registrant’s Securities to be Registered” contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-33253) filed on January 12, 2007 under Section 12(b) of the Exchange Act, including all amendments or reports filed for the purpose of updating such description.

In addition, all documents filed with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all of such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel

None.

Item 6.  Indemnification of Directors and Officers.

The Registrant is incorporated under the laws of the State of Nevada. Section 78.7502 of the Nevada Revised Statutes (the “Nevada Statute”) permits a corporation to indemnify any person in any proceeding (except an action by or in the right of the corporation) by reason of being a director or officer of the corporation for expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred. A corporation may indemnify any person in any action by or in the right of the corporation to procure a judgment in its favor by reason of being a director or officer of the corporation for expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred, except that indemnification may not be made for any matter as to which such a person has been finally adjudged by a court to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court determines that the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. In either case, however, to be eligible for indemnification, the person to be indemnified must not be found to have breached his fiduciary duties in a manner involving intentional misconduct, fraud or a knowing violation of law, or must have acted in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. Section 78.7502 of the Nevada Statute also provides that to the extent a director or officer has been successful on the merits or otherwise in defense of any such action, he must be indemnified by the corporation against expenses, including attorneys’ fees, actually and reasonably incurred. Section 78.752 of the Nevada Statute permits a corporation to purchase and maintain insurance or make other financial arrangements on behalf of the corporation’s directors and officers for any liability and expenses incurred by them in such capacity, whether or not the corporation has the authority to indemnify them against such liability and expenses.

The Registrant’s charter provides that the Registrant shall indemnify, to the maximum extent permitted by law, any person who is or was a director, officer, agent, fiduciary or employee of the Registrant against any claim, liability or expenses arising against or incurred by such person made party to a proceeding because he is or was a director, officer, agent, fiduciary or employee of the Registrant or because he was a director, officer, agent, fiduciary or employee of the Registrant or because he is or was serving another entity as a director, officer, partner, trustee, employee, fiduciary or agent at the Registrant’s request. The Registrant shall further have the authority to the maximum extent permitted by law to purchase and maintain insurance providing such indemnification.

The Registrant’s by-laws provide that the Registrant shall indemnify any director, officer, agent, fiduciary or employee of the Registrant, or any person serving another entity in such capacity at the request of the Registrant, against reasonably incurred expenses (including any attorneys’ fees), judgments, penalties, fines and amounts paid in settlement reasonably incurred by him in connection with such action, suit or proceeding if it is determined by a majority vote of a meeting of the board of directors at which a quorum is present (excluding directors that are parties to the proceeding) that he conducted himself in good faith and that he reasonably believed (i) in the case of conduct in his official capacity with the Registrant, that his conduct was in the Registrant’s best interests, or (ii) in all other cases (except criminal cases), that his conduct was at least not opposed to the Registrant’s best interests, or (iii) in the case of any criminal proceeding, that he had no reasonable cause to believe his conduct was unlawful.  No such determination by the board of directors is required where such person was wholly successful in defense of the action as to which he was entitled to indemnification or if indemnification is ordered by a court of competent jurisdiction.  If a quorum of directors not parties to the proceeding cannot be obtained, then the determination shall be made by a majority vote of a committee of the board of directors consisting of two or more directors not parties to the proceeding.  If such a quorum of the board of directors cannot be obtained and such a committee cannot be established, or the board of directors or committee so directs, the determination shall be made by independent legal counsel or by a vote of the shareholders.

Reasonable expenses, including attorney’s fees, incurred in defending an action, suit or proceeding on behalf of an indemnified person may be paid by the Registrant in advance of the final disposition of such action, suit or proceeding upon receipt of a written affirmation of the indemnified person’s good faith belief that he has met the standards of conduct prescribed in the Registrant’s by-laws, a written undertaking to repay such advances if it is ultimately determined that he did not meet the prescribed standards of conduct and a determination is made as described in the preceding paragraph that the facts as then known would not preclude indemnification.  Any indemnification or advance of expenses to a director arising out of a proceeding by or on behalf of the Registrant shall be reported in writing to the stockholders with or before the notice of the next stockholder’s meeting.

The Registrant also maintains a directors’ and officers’ insurance policy pursuant to which our directors and officers are insured against liability for actions taken in their capacities as directors and officers.

Item 7.  Exemption from Registration Claimed

                                                Not applicable.

Item 8.  Exhibits.

                                                The following exhibits are filed as part of this Registration Statement:

Exhibit Number	Exhibit Description

3.1

Articles of Incorporation of Force Protection, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 filed on September 15, 2008).

3.2	Second Amended and Restated By-Laws of Force Protection, Inc. (incorporated by referenced to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed November 26, 2008).

3.3

Certificate of Amendment to Articles of Incorporation of Force Protection, Inc. (incorporated by reference to Exhibit 3.3 to the Registrant’s Annual Report Form 10-K for the fiscal year ended December 31, 2007 filed on September 15, 2008).

3.4	Certificate of Amendment to Articles of Incorporation of Force Protection, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on November 26, 2008)

5.1

Opinion of Kummer Kaempfer Bonner Renshaw & Ferrario with respect to the legality of the shares being registered (incorporated by reference to Exhibit 5.1 to the Registrant’s Registration Statement on Form S-8 filed on November 21, 2008).

10.1	2008 Stock Plan of the Registrant (incorporated by reference to Exhibit 10.1 to the Registrant’s Registration Statement on Form S-8 filed on November 21, 2008).

23.1

Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm (incorporated by reference to Exhibit 23.1 to the Registrant’s Registration Statement on Form S-8 filed on November 21, 2008).

23.2	Consent of Jaspers & Hall, Independent Accounting Firm.

23.3	Consent of Kummer Kaempfer Bonner Renshaw & Ferrario (included in Exhibit 5.1).

Exhibit Number	Exhibit Description

24.1	Power of Attorney (incorporated by reference to Exhibit 24.1 to the Registrant’s Registration Statement on Form S-8 filed on November 21, 2008).

Item 9.  Undertakings

1.  Item 512(a) of Regulation S-K:

The undersigned registrant hereby undertakes:

(1)                                  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                                     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)                               To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement.

(2)                                 That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                 To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)                                 That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)                                     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)                                  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)                               The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)                              Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

2.  Item 512(b) of Regulation S-K.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.  Item 512(h) of Regulation S-K.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Ladson, State of South Carolina, on this 26th day of November, 2008.

FORCE PROTECTION INC.

By:	/s/ Lenna Ruth Macdonald
Name: Lenna Ruth Macdonald Title: Chief Strategy Officer, General Counsel & Corporate Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of the 26th day of November, 2008.

Signature	Capacity

*	Chief Executive Officer, President and Chairman of the
Michael Moody	Board of Directors (principal executive officer)

*	Chief Financial Officer (principal financial and
Charles Mathis	accounting officer)

*	Director
Major General Jack A. Davis

*	Director
John S. Day

*	Director
Lieutenant General Roger G. Thompson, Jr.

*	Director
John W. Paxton, Sr.

* /s/ Lenna Ruth Macdonald
Lenna Ruth Macdonald, attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Exhibit Description

3.1

Articles of Incorporation of Force Protection, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 filed on September 15, 2008).

3.2	Second Amended and Restated By-Laws of Force Protection, Inc. (incorporated by referenced to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed November 26, 2008).

3.3

Certificate of Amendment to Articles of Incorporation of Force Protection, Inc. (incorporated by reference to Exhibit 3.3 to the Registrant’s Annual Report Form 10-K for the fiscal year ended December 31, 2007 filed on September 15, 2008).

3.4	Certificate of Amendment to Articles of Incorporation of Force Protection, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on November 26, 2008)

5.1

Opinion of Kummer Kaempfer Bonner Renshaw & Ferrario with respect to the legality of the shares being registered (incorporated by reference to Exhibit 5.1 to the Registrant’s Registration Statement on Form S-8 filed on November 21, 2008).

10.1	2008 Stock Plan of the Registrant (incorporated by reference to Exhibit 10.1 to the Registrant’s Registration Statement on Form S-8 filed on November 21, 2008).

23.1

Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm (incorporated by reference to Exhibit 23.1 to the Registrant’s Registration Statement on Form S-8 filed on November 21, 2008).

23.2	Consent of Jaspers & Hall, Independent Accounting Firm.

23.3	Consent of Kummer Kaempfer Bonner Renshaw & Ferrario (included in Exhibit 5.1).

24.1	Power of Attorney (incorporated by reference to Exhibit 24.1 to the Registrant’s Registration Statement on Form S-8 filed on November 21, 2008).